FOREIGN CUSTODY MANAGER AGREEMENT


      AGREEMENT made as of July 30, 1998, effective as of February 27, 1998 (the "Effective Date"), between Each of the Investment Companies Listed on
Schedule I attached hereto (each a "Fund") and The Bank of New York ("BNY").

                                 WITNESSETH:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

      2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

      3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses l(b)(i) and l(b)(ii) and l(d) of Article III of this Agreement.

      4. "QUALIFIED FOREIGN BANK" shall have the meaning provided in the Rule.

      5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended, as such Rule became effective on June 16, 1997.

      7. "SECURITIES DEPOSITORY" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.

      8. "COMPULSORY DEPOSITORY" shall mean a Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository would not permit purchases and sales of these securities to occur in accordance with routine settlement timing and procedures in the relevant market.

      9. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II
                    BNY AS A FOREIGN CUSTODY MANAGER

      1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

      3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                 ARTICLE III
                               RESPONSIBILITIES

      1 . (a) Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian (other than a Compulsory Depository) which is not functioning as the Fund's Eligible Foreign Custodian as of the Effective Date. In connection therewith, BNY shall: (i) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (ii) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository other than a Compulsory Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; and (ii) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions.

        (b) In addition, subject to the provisions of this Agreement, BNY shall with respect to each Eligible Foreign Custodian (other than a
  Compulsory  Depository),  regardless  of  when  and by  whom  selected,  (i)
  monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (ii) advise the Fund whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (b)(i) no longer meets the requirements of the Rule, it being understood that BNY shall provide such advice promptly upon learning of such noncompliance.

        (c) Subject to the provisions of this Agreement, after execution of this Agreement with respect to each Compulsory Depository which has been established, as of the Effective Date, in countries in which BNY has appointed a Subcustodian and thereafter in connection with each new or additional Compulsory Depository established in countries in which BNY appoints, or has appointed, as the case may be, a Subcustodian, BNY shall determine, with respect to each such Compulsory Depository, that:

        (i) the Eligible Foreign Custodian which is utilizing the services of the Compulsory Depository has undertaken to adhere to the rules, practices and procedures of such Compulsory Depository;

        (ii)no regulatory authority with oversight responsibility for the Compulsory Depository has issued a public notice that the Compulsory Depository is not in compliance with any material capital, solvency, insurance or other similar financial strength requirements imposed by such authority or, in the case of such notice having been issued,
        that  such   notice  has  been   withdrawn   or  the  remedy  of  such
        noncompliance   has  been   publicly   announced  by  the   Compulsory
        Depository;

        (iii) no regulatory authority with oversight responsibility over the Compulsory Depository has issued a public notice that the Compulsory Depository is not in compliance with any material internal controls requirement imposed by such authority or, in the case such notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the Compulsory Depository;

        (iv)the Compulsory Depository maintains the assets of the Fund's Eligible Foreign Custodian which is utilizing the services of the Compulsory Depository under no less favorable safekeeping conditions than those that apply generally to other participants in the Compulsory Depository;

        (v) the Compulsory Depository maintains records that segregate the Compulsory Depository's own assets from the assets of participants in the Compulsory Depository;

        (vi)the Compulsory Depository maintains records that identify the assets of each of its participants;

        (vii) the Compulsory Depository provides periodic reports to its participants with respect to the safekeeping of assets maintained by the Compulsory Depository, including, by way of example, notification of any transfer to or from a participant's account; and

        (viii)    the  Compulsory  Depository  is subject to periodic  review,
        such  as  audits  by   independent   accountants   or  inspections  by
        regulatory authorities.

      BNY shall make the foregoing determinations (i) with respect to each Compulsory Depository which has been established as of the Effective Date in countries in which BNY has appointed a Subcustodian by September 30, 1998 and
(ii) with respect to each new or additional Compulsory Depository established in countries in which BNY appoints, or has appointed, as the case may be, a Subcustodian, to the extent feasible in light of the circumstances then prevailing within ninety (90) days of the date such Compulsory Depository commences operations; and, in each case, shall advise the Fund and its investment advisor promptly after each such determination is made.

        In the event that the US Securities and Exchange Commission ("SEC") adopts standards or criteria different from those set forth above, the above provisions shall be deemed to be amended to conform to the standards or criteria adopted by the SEC.

        (d) Subject to the provisions of this Agreement, with respect to each Compulsory Depository in which Fund's assets are maintained at any time during the term of this Agreement, BNY shall monitor, pursuant to the Monitoring System, each such Compulsory Depository's compliance with the criteria set forth in clause l(c) of this Article III and, upon determining that any Compulsory Depository is not in compliance with any of such criteria, shall promptly advise the Fund and its investment advisor of such non-compliance.

        2.  (a) For purposes of clauses  (a)(i),  (a)(ii) and (c) of preceding
  Section I of this Article, BNY's determination with respect to each Securities Depository will be based upon publicly available information, which may be limited, plus any other information which is made available by each such Securities Depository to BNY or its Qualified Foreign Bank.

            (b) For purposes of clause (b)(i) of preceding Section I of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to, (i) the use of Compulsory Depositories, (ii) such country's financial infrastructure, (iii) such country's prevailing custody and settlement practices, (iv) nationalization, expropriation or other governmental actions, (v) regulation of the banking or securities industry, (vi) currency controls, restrictions, devaluations or fluctuations, and (vii) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV
                               REPRESENTATIONS

      1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement;
(b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                  ARTICLE V
                                CONCERNING BNY

        1 . BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

      2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

      3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI
                                MISCELLANEOUS

      1 This Agreement constitutes the entire agreement between the Fund and BNY, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at Franklin Resources, 777 Mariners Island Boulevard, San Mateo, California, 94404, Attn: Deborah R. Gatzek, General Counsel and Senior Vice President, or at such other place as the Fund may from time to time designate in writing.

        4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5.    This  Agreement   shall  be  construed  in  accordance   with  the
substantive laws of the State of New York, without regard to conflicts of laws principles thereof

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

     IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                          EACH INVESTMENT COMPANY
                                          LISTED ON SCHEDULE 1 ATTACHED
                                          HERETO.


                                          By:  Deborah R. Gatzek
                                          Title: Vice President
                                          Of Each Such Investment Company

                                          THE BANK OF NEW YORK
                                          By:  Stephen E. Grunston
                                          Title:  Vice President






                                   SCHEDULE 1



      INVESTMENT COMPANY                           SERIES

Franklin Gold Fund

Franklin Asset Allocation Fund

Franklin Equity Fund

Franklin High Income Trust                         AGE High Income Fund

Franklin Custodian Funds, Inc.                     Growth Series
                                                   Utilities Series
                                                   DynaTech Series
                                                   Income Series

Franklin Investors Securities Trust                Franklin Global Government Income Fund


Franklin Convertible Securities Fund
                                                   Franklin Equity Income Fund
                                                   Franklin Bond Fund

Franklin Value Investors Trust                     Franklin Balance Sheet Investment
                                                   Franklin MicroCap Value Fund
                                                   Franklin Value Fund

Franklin Strategic Mortgage Portfolio

Franklin Managed Trust                             Franklin Rising Dividends Fund
                                                   Franklin Investment Grade Income Fund

Franklin Strategic Series                          Franklin Strategic Income Fund
                                                   Franklin MidCap Growth Fund
                                                   Franklin Global Utilities Fund
                                                   Franklin Small Cap Growth Fund
                                                   Franklin Global Health Care Fund
                                                   Franklin Natural Resources Fund
                                                   Franklin Blue Chip Fund
                                                   Franklin Biotechnology Discovery Fund

Franklin Templeton International Trust             Templeton Pacific Growth Fund

Franklin Real Estate Securities Trust              Franklin Real Estate Securities Fund


INVESTMENT COMPANY                                           SERIES



Franklin Valuemark Funds                           Money Market Fund
                                                   Growth and Income Fund
                                                   Natural Resources Securities Fund
                                                   Real Estate Securities Fund
                                                   Global Utilities Securities Fund


                                                   High Income Fund
                                                   Templeton Global Income Securities Fund
                                                   Income Securities Fund
                                                   U.S. Government Securities Fund
                                                   Zero Coupon Fund - 2000
                                                   Zero Coupon Fund - 2005
                                                   Zero Coupon Fund - 20 1 0
                                                   Rising Dividends Fund
                                                   Templeton Pacific Growth Fund
                                                   Templeton International Equity Fund
                                                   Small Cap Fund
                                                   Capital Growth Fund
                                                   Mutual Discovery Securities Fund
                                                   Mutual Shares Securities Fund
                                                   Global Health Care Securities Fund
                                                   Value Securities Fund

Franklin Universal Trust

Franklin Multi-Income Trust

Franklin Floating Rate Trust

Franklin Templeton Fund Allocator Series           Franklin Templeton Conservative Target Fund
                                                   Franklin Templeton Moderate Target Fund
                                                   Franklin Templeton Growth Target Fund

                                                    SCHEDULE 2

----------------------------------------------------------- ---------------------------------------------------------
Country/                                                    Country/
Market              Subcustodian(s)                         Market            Subcustodian(s)
----------------------------------------------------------- ---------------------------------------------------------
----------------------------------------------------------- ---------------------------------------------------------
Argentina          BankBoston, N.A.                         Hungary           Citibank Budapest Rt.
Australia          Conunonwealth Bank of Australia/         Iceland           Landsbanki Islands
                   National Australia Bank Limited
Austria            Creditanstalt AG                         India             The Hongkong and Shanghai Banking
                                                                              Corporation Limited/Deutsche Bank AG
Bahrain            The British Bank of the Middle East      Indonesia         The Hongkong and Shanghai
                                                            Banking
Bangladesh         Standard Chartered Bank                                    Corporation Limited
Belgium            Banque Bruxelles Lambert                 Ireland           Allied Irish Banks, plc
Bermuda            Bank of Bermuda Limited                  Israel            Bank Leumi LE - Israel B.M.
                                                            Italy             Banca Commerciale Italiana/
Botswana           Stanbic Bank Botswana Limited                              Banque Paribas S.A.
Brazil             BankBoston, N.A.                         Ivory Coast       Societe Geneale de Banque en Cete d'Ivoire
Bulgaria           ING Bank-Sofia
                                                            Jamaica           CIBC Trust & Merchant Bank Jamaica Litd
Canada             Royal Bank of Canada
Chile              BankBoston, N.A.                         Japan             The Bank of Tokyo-Mitsubishi Limited/
China              Standard Chartered Bank                                    The Fuji Bank, Limited
Colombia           Cititrust Colombia S.A.                  Jordan            The British Bank of the Middle East
Costa Rica         Banco BCT                                Kenya             Stanbic Bank Kenya Limited
Croatia            Pfivredna Banka Zagreb d.d.              Latvia            Societe Generale Riga
Cyprus             Bank of Cyprus                           Lebanon           The British Bank of the Middle East
Czech Republic     Ceskoslovenska Obchodni Banka A.S.       Lithuania         Vilniaus Bankas
Denmark            Den Danske Bank                          Luxembourg        Banque Internationale a Luxembourg
                                                            Malaysia          Hongkong Bank Malaysia Berhad
EASDAQ             Banque Bruxelles Lambert                 Malta             Mid-Med Bank Pic
Ecuador            Citibank, N.A.                           Mauritius         The Hongkong and Shanghai
Egypt              Citibank, N.A.                           Banking
Estonia            Hansabank Limited.                                         Corporation Limited
Euromarket         Cedel Bank                               Mexico            Banco Nacional de Mexico
Euromarket         Euroclear                                Morocco           Banque Commerciale du Maroc
Finland            MeTita Bank Ltd.                         Namibia           Stanbic Bank Namibia Limited
France             Banque Paribas S.A./                     Netherlands       Mees Pierson
                   Credit Commercial de France              New Zealand       Australia and New Zealand Banking Group
Germany            Dresdner Bank AG
Ghana              Merchant Bank (Ghana) Limited            Nigeria           Stanbic Merchant Bank Nigeria Limited
Greece             National Bank of Greece SA               Norway            Den norske Bank ASA
                                                            Oman              The British Bank of the Middle East
Hong Kong          The Hongkong and Shanghai Banking
                   Corporation Limited                      Pakistan          Standard Chartered Bank
Portugal           Banco Comercial Portugues/               Peru              Citibank, N.A.
                   Banco Espirito Santo                     Philippines       The Hongkong and Shanghai Banking
Romania            ING Bank Bucharest Branch                                  Corporation Limited
                                                            Poland            Bank Handlowy W Warszawie S.A
Russia             Vneshtorgbank (Min Fin Bonds only)/
                   Credit Suisse First Boston Limited/      Switzerland       Union Bank of Switzerland/
                   Unexim Bank                                                Bank Leu Ltd.
Singapore          United Overseas Bank Limited/            Taiwan            The Hongkong and Shanghai Banking
                    The Development Bank of Singapore Ltd                     Corporation Limited
Slovakia            Ceskoslovenska Obchodna Banka, a.s      Thailand          Standard Chartered Bank
Slovenia            Banka Creditsanstalt D.D., Ljubljana                      Bangkok Bank Public Company Limited
South Africa        The Standard Bank of South Africa       Tunisia           Banque Internationale Arabe de Tunisie
                    Limited
                                                            Turkey            Osmanli Bankasi A.S. (Ottoman Bank)
South Korea         Standard Chartered Bank                 Ukraine           Bank Ukraina
Spain               Banco Bilbao Vizcaya                    United Kingdom    The Bank of New York, N.A./
SriLanka            Standard Chartered Bank                                   First Chicago Clearing Center
Swaziland           Stanbic Bank Swaziland Limited          United States     The Bank of New York, N.A.
Sweden              Skandinaviska Enskilda Banken           Uruguay           BankBoston, N.A.
                                                            Venezuela         Citibank, N.A.
                                                            Zambia            Stanbic Bank Zambia Limited
                                                            Zimbabwe          Stanbic Bank Zimbabwe Limited